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For Immediate Release

James B. Nicholson Joins PrivateBancorp, Inc. Board of Directors

CHICAGO, July 22, 2009 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced that James B. Nicholson, President and Chief Executive Officer of PVS Chemicals, Inc., has joined its Board of Directors, effective immediately.

“We are fortunate to have Jim Nicholson joining our Board,” said Ralph B. Mandell, Chairman of the Board of Directors, PrivateBancorp, Inc. “Jim brings many strengths to our Company, including his expertise and leadership as a business executive and his past experience as Chairman of the Board of LaSalle Bank Midwest N.A. He also is very well-connected in the Michigan region, an important market for us.”

Nicholson joined PVS Chemicals, based in Detroit, in 1972 and prior to that held positions with First National Bank of Chicago in London, England, and Dublin, Ireland. He is Chairman of the Amerisure Companies and is a member of the Board of Cooper Natural Resources.

“As I have watched PrivateBancorp execute its Strategic Growth Plan throughout the Midwest, I have been impressed by its ability to achieve meaningful growth in the face of some of the most challenging economic times any of us has known,” Nicholson said. “I look forward to being a part of the ongoing success of this Company, working closely with Ralph and President and Chief Executive Officer Larry Richman, someone I have known for many years.”

He is active in civic and philanthropic endeavors including as Chairman of the Board for the Detroit Symphony Orchestra and The Futures Foundation, as well as a member of the executive committee of the Board of Detroit Renaissance.

“I have known Jim for many years and I am pleased that we will add another thoughtful, insightful, experienced business leader to the strong Board of Directors we have,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc.

About PrivateBancorp, Inc.

PrivateBancorp, Inc. is a growing diversified financial services company with 34 offices in 10 states and, as of March 31, 2009, $10.4 billion in assets. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. Our website is www.theprivatebank.com.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, unforeseen difficulties and higher than expected costs associated with the continued implementation of our Strategic Growth Plan and our recent growth; any need to continue to increase our allowance for loan losses; unforeseen difficulties in integrating new hires; inability to retain top management personnel; insufficient liquidity or funding sources or the inability to obtain on terms acceptable to the Company the funding necessary to fund its loan growth; the failure to obtain on terms acceptable to us, or at all, the capital necessary to maintain our regulatory capital ratios above the “well-capitalized” threshold; slower than anticipated growth of the Company’s business or unanticipated business declines, including as a result of continuing negative economic conditions; fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas; the effect of continued margin pressure on the Company’s earnings; legislative or regulatory changes, particularly changes in the regulation of financial services companies and/or the products and services offered by financial services companies; unforeseen difficulties relating to the mergers and integrations of subsidiary banks; unforeseen difficulties relating to the acquisition and integration of businesses acquired in purchase and assumption transactions; further deterioration in asset quality;  any additional charges related to asset impairments; adverse developments in the Company’s loan or investment portfolios; failure to improve operating efficiencies through expense controls; competition; and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.